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                                                              EXHIBIT NO. 99.10


  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information included in Pre-Effective Amendment Number 1 to the Registration Statement (Form N-1A, 333-126328) of MFS Series Trust XII (the Trust), and to the inclusion of our report dated September 14, 2005 on the financial statement of the MFS Lifetime Retirement Income Fund of the Trust as of September 7, 2005.


                                            ERNST & YOUNG LLP
                                            -------------------------------
                                            Ernst & Young LLP

Boston, Massachusetts
September 26, 2005